Issuer Direct Reports Third Quarter 2019 Results

Total Revenue Increases 23%, Driven by our Platform and Technology Revenue Increasing 30% Year Over Year to 67% of Total Revenue

RALEIGH, NC  / ACCESSWIRE / October 31, 2019 / Issuer Direct Corporation (NYSE American: ISDR) (the "Company"), an industry-leading communications and compliance company, today reported its operating results for the three months ended September 30, 2019. The Company will host an investor conference call today at 4:30 PM Eastern Time to discuss its operating results.

Third Quarter 2019 Highlights:

●
Total revenue was $4,019,000, a 23% increase from $3,255,000 in Q3 2018 and a 3% decrease from $4,138,000 in Q2 2019.

●
Platform and Technology revenue increased 30% from Q3 2018 and 2% from Q2 2019.

●
Overall gross margin was 70%, consistent with both Q3 2018 and Q2 2019.

●
Platform and Technology gross margin was 74%, down from 77% in Q3 2018, however, an increase from 73% in Q2 2019.

●
GAAP earnings per diluted share was $0.05 compared to $0.02 in Q3 2018 and $0.05 in Q2 2019.

●
The Company generated cash flows from operations of $1,160,000 compared to $564,000 in Q3 2018 and $259,000 in Q2 2019.

●
During the quarter, the Company repurchased 24,980 of its shares at a total aggregate value of $236,000, under the Company’s $1,000,000 share repurchase program announced on August 7, 2019.

Customer Count Metrics:

●
During the quarter, the Company had 1,394 publicly traded customers, compared to 1,335 during the same period last year.

●
During the quarter, the Company had 997 privately held customers compared to 809 during the same period last year.

Brian Balbirnie, CEO of Issuer Direct, commented, “Overall, we had a solid quarter with top line revenue growth of 23% during the third quarter. Our Platform and Technology revenue stream, which grew 30% year-over-year, increased both through acquisition and organically. This business remains our growth driver and continues to be the strategic focus of the company going forward. We continue to benefit from the acquisition of the VisualWebcaster Platform acquired earlier this year and are encouraged by growth from our newswire business and sequential growth of 47% in subscriptions of Platform id., to 56 net, new contracts for the quarter.”

Mr. Balbirnie added, “I am very pleased with Issuer Direct’s performance and our ability to improve our business in so many ways. Our team is focused on continuing to expand our customer base, while investing in strategic growth initiatives, strengthening our human capital and expanding our news distribution footprint. In our newswire business, revenue growth was 14% for the quarter, but would have been 67% absent the impact of the industry-wide loss of commentary newswire business.”

Financial Results for the Third Quarter Ended September 30, 2019:

Total revenue for the third quarter of 2019 was $4,019,000, compared to $3,255,000 for the same period of 2018, an increase of $764,000, or 23%. Revenue from customers obtained from our acquisition of the VisualWebcaster Platform (“VWP”) totaled $494,000 during the third quarter of 2019.

Platform and Technology revenue increased $627,000, or 30%, during the third quarter of 2019, as compared to the third quarter of 2018. The VWP acquisition generated $359,000 of Platform and Technology revenue in the third quarter of 2019, which contributed to a significant portion of the increase in Platform and Technology revenue. Also, we generated increased revenue from additional subscriptions of Platform id. During the quarter, we added 56 net, new Platform id. subscriptions to new or existing customers with a total annual contract value of $334,000. This brings our total Platform id. subscriptions as of September 30, 2019 to 219, with an annual contract value of $1,873,000. Increased revenue was also generated from our ACCESSWIRE business, despite the industry-wide loss of the investment commentary business announced last quarter. Other than the impact of the investment commentary business, ACCESSWIRE revenue increased 67% from the third quarter of 2018. The increases in overall Platform and Technology revenue were partially offset by the continued decline of our legacy shareholder outreach offering. As a percentage of overall revenue, Platform & Technology revenue increased to 67% of total revenue for the three months ended September 30, 2019, compared to 64% for the same period of 2018.

Services revenue increased $137,000, or 12%, during the third quarter of 2019, as compared to the same period of 2018. The increase was primarily due to the acquisition of VWP, which accounted for $135,000 of Services revenue during the three months ended September 30, 2019. Additionally, increases in compliance service revenue and print and proxy fulfillment revenue were offset by lower revenue from our ARS services as we continued to experience customer attrition for ARS services.

Gross margin for the third quarter of 2019 was $2,797,000, or 70% of revenue, compared to $2,274,000, or also 70% of revenue, in the third quarter of 2018. Platform and Technology gross margin was 74% during the three months ended September 30, 2019 as compared to 77% for the same period of the prior year. The decrease is primarily related to the addition of VWP, which generated a lower gross margin percentage than our legacy offerings as well as additional distribution and editorial costs related to expanding the capabilities of our newswire business.

Operating income was $180,000 for the three months ended September 30, 2019, as compared to operating income of $119,000 during the same period of the prior year. We saw increases in general and administrative expenses and sales and marketing expenses due to continued investments in personnel and increased headcount as we position ourselves for growth. General and administrative expenses also increased due to an increase in bad debt expense. Depreciation and amortization expense also increased due to higher amortization associated with intangible assets acquired in the VWP acquisitions. Interest income increased over the prior year due to interest earned on our cash-on-hand and short-term investments.

On a GAAP basis, we generated net income of $200,000, or $0.05 per diluted share, during the three months ended September 30, 2019, compared to $86,000, or $0.02 per diluted share, during the same period of 2018.

Third quarter 2019 EBITDA was $610,000, or 15% of revenue, compared to $473,000, also 15% of revenue during the third quarter of 2018. Non-GAAP net income for the third quarter of 2019 was $438,000, or $0.11 per diluted share, compared to $411,000, also $0.11 per diluted share, during the third quarter of 2018. The Non-GAAP results exclude amortization of intangible assets, stock-based compensation, integration and acquisition costs, unusual, non-recurring gains and losses, the impact of discrete items impacting income tax expense and tax impact of adjustments. Please refer to the tables below for the calculation of EBITDA and the reconciliation of GAAP income and earnings per share to Non-GAAP income and earnings per share.

Financial Results for the Nine Months Ended September 30, 2019:

Total revenue was $12,336,000 for the nine months ended September 30, 2019, compared to $10,584,000 for the same period of 2018, an increase of $1,752,000, or 17%. A majority of the increase in revenue is due to revenue from customers obtained from our VWP acquisition, which totaled $1,477,000 for the nine months ended September 30, 2019. Additional revenue of approximately $285,000 from our acquisition of FSCwire in July 2018, also contributed to the increase in revenue for the nine months ended September 30, 2019.

Platform and Technology revenue increased $1,675,000, or 26%, during the first nine months of 2019, as compared to the same period of 2018. As noted above, a majority of the increase came from our acquisitions of VWP and FSCwire, which accounted for $1,336,000 of the increase in Platform and Technology revenue. We also generated increased revenue from the 114, net new subscriptions of Platform id. with annual contract value of $748,000, which were completed during the nine months ended September 30,2019. We generated increased revenue from our ACCESSWIRE business, despite the industry-wide loss of the investment commentary business announced last quarter. Other than the impact of the industry-wide loss of the investment commentary business and the contribution from the acquisition of FSCwire, ACCESSWIRE revenue increased 39% during the nine months ended September 30, 2019, compared to the same period of the prior year. These increases were partially offset by the continued decline of our shareholder outreach offering. As a percentage of overall revenue, Platform & Technology revenue increased to 65% of total revenue for the nine months ended September 30, 2019, compared to 60% for the same period of 2018.

Services revenue increased $77,000, or 2%, during the first nine months of 2019, as compared to the same period of 2018. A majority of the increase is due to the acquisitions of VWP and FSCwire, which accounted for a combined $434,000 increase in Services revenue during the nine months ended September 30, 2019. This increase is partially offset by a decline in revenue from our ARS services due to continued client attrition as customers elect to leave the service, as well as, transfer agent services due to a decline in corporate transactions, directives or actions.

Gross margin for the nine months ended September 30, 2019 was $8,562,000, or 69% of revenue, compared to $10,584,000, or 71% of revenue, in the same period of 2018. The decreased gross margin percentage is primarily related to the addition of VWP, which generated a lower gross margin percentage than our legacy offerings as well as additional distribution and editorial costs related to expanding the capabilities of our newswire business.

Operating income was $457,000 for the nine months ended September 30, 2019, as compared to $1,029,000 during the same period of the prior year. Operating income was negatively impacted by increases in general and administrative, sales and marketing and product development expenses due to continued investments in increased headcount and personnel expenses as we position ourselves for growth as noted earlier. Additionally, general and administrative expenses increased due to an increase in bad debt expense of $550,000, primarily due to fully reserving accounts receivable balances related to two former investment commentary customers. Lastly, general and administrative expenses increased due to additional expenses associated with our acquisitions of VWP and FSCwire, including acquisition-related expenses. Depreciation and amortization expense also increased due to higher amortization associated with intangible assets acquired in the VWP and FSCwire acquisitions. Interest income increased over the prior year due to interest earned on our cash-on-hand and short-term investments.

On a GAAP basis, we generated net income of $617,000, or $0.16 per diluted share, during the nine months ended September 30, 2019, compared to $772,000, or $0.23 per diluted share, during the same period of 2018. The decrease in earnings per share was due in part to lower net income as well as the increase in shares outstanding for the nine months ended September 30, 2019 due to the secondary offering completed in August 2018.

EBITDA for the nine months ended September 30, 2019 was $1,718,000, or 14% of revenue, compared to $2,063,000, or 19% of revenue during the same period of 2018. Non-GAAP net income for the nine months ended September 30, 2019 was $1,433,000, or $0.37 per diluted share, compared to $1,531,000, or $0.47 per diluted share for the same period of 2018. The Non-GAAP results exclude amortization of intangible assets, stock-based compensation, integration and acquisition costs, unusual, non-recurring gains and losses, the impact of discrete items impacting income tax expense and tax impact of adjustments. Please refer to the tables below for the calculation of EBITDA and the reconciliation of GAAP income and earnings per share to Non-GAAP income and earnings per share.

Non-GAAP Information

Certain Non-GAAP financial measures are included in this press release. In the calculation of these measures, the Company excludes certain items, such as amortization of intangible assets, stock-based compensation, integration and acquisition costs, unusual, non-recurring gains and losses, the impact of discrete items impacting income tax expense and tax impact of adjustments. The Company believes that excluding such items provides investors and management with a representation of the Company's core operating performance and with information useful in assessing its prospects for the future and underlying trends in the Company's operating expenditures and continuing operations. Management uses such Non-GAAP measures to evaluate financial results and manage operations. The release and the attachments to this release provide a reconciliation of each of the Non-GAAP measures referred to in this release to the most directly comparable GAAP measure. The Non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial statements and investors should evaluate them carefully. These Non-GAAP financial measures may differ materially from the Non-GAAP financial measures used by other companies.

CALCULATION OF EBITDA
($ in ‘000’s)

	Three Months ended September 30,
	2019	2018
	Amount	Amount

Net income:	$200	$86
Adjustments:
Depreciation and amortization	430	354
Interest expense (income)	(79)	1
Income tax expense	59	32
EBITDA:	$610	$473

	Nine Months ended September 30,
	2019	2018
	Amount	Amount

Net income:	$617	$772
Adjustments:
Depreciation and amortization	1,261	1,034
Interest expense (income)	(265)	11
Income tax expense	105	246
EBITDA:	$1,718	$2,063

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
($ in ‘000’s, except per share amounts)

	Three Months ended September 30,
	2019		2018
	Amount	Per diluted share	Amount	Per diluted share

Net income:	$200	$0.05	$86	$0.02
Adjustments:
Amortization of intangible assets (1)	192	0.05	140	0.04
Stock-based compensation (2)	128	0.03	203	0.06
Integration and acquisition costs (3)	—	—	7	—
Tax impact of adjustments (4)	(67)	(0.02)	(73)	(0.02)
Impact of discrete items impacting income tax expense (5)	(15)	—	48	0.01
Non-GAAP net income:	$438	$0.11	$411	$0.11

	Nine Months ended September 30,
	2019		2018
	Amount	Per diluted share	Amount	Per diluted share

Net income:	$617	$0.16	$772	$0.24
Adjustments:
Amortization of intangible assets (1)	574	0.15	390	0.12
Stock-based compensation (2)	396	0.10	489	0.15
Integration and acquisition costs (3)	112	0.03	48	0.01
Tax impact of adjustments (4)	(227)	(0.06)	(195)	(0.06)
Impact of discrete items impacting income tax expense (5)	(39)	(0.01)	27	0.01
Non-GAAP net income:	$1,433	$0.37	$1,531	$0.47

1)
The adjustments represent the amortization of intangible assets related to acquired assets and companies.

2)
The adjustments represent stock-based compensation expense related to awards of stock options, restricted stock units or common stock in exchange for services. Although the Company expects to continue to award stock in exchange for services, the amount of stock-based compensation is excluded as it is subject to change as a result of one-time or non-recurring projects.

3)
The adjustments represent legal and accounting fees and other non-recurring costs in connection with the acquisition of Filing Services Canada Inc. during the three and nine months ended September 30, 2018 and the VisualWebcaster platform during the nine months ended September 30, 2019.

4)
This adjustment gives effect to the tax impact of all non-GAAP adjustments at the current Federal rate of 21%.

5)
The adjustments eliminate discrete items impacting income tax expense. For each of the periods presented, the discrete items relate to either the shortfall or excess stock-based compensation expense or benefit recognized in income tax expense during the periods as well as any return to provision adjustments impacting income tax expense.

Conference Call Information
To participate in this event, dial approximately 5 to 10 minutes before the beginning of the call.

Date: October 31, 2019
Time: 4:30 PM ET
Participant: 844.407.9500 | 862.298.0850

Live Webcast is also available via Investor Network
https://www.investornetwork.com/event/presentation/55691

Conference Call Replay Information

The replay will be available beginning approximately 1 hour after the completion of the live event at https://www.issuerdirect.com/company/earnings-calls-transcripts

Reply Toll-free: 877.481.4010
International: 919.882.2331
Reference ID: 55691

About Issuer Direct Corporation

Issuer Direct® is an industry-leading communications and compliance company focusing on the needs of corporate issuers. Issuer Direct's principal platform, Platform id. ™, empowers users by thoughtfully integrating the most relevant tools, technologies, and services, thus eliminating the complexity associated with producing and distributing financial and business communications. Headquartered in Raleigh, NC, Issuer Direct serves more than 4,000 public and private companies in more than 18 countries on an annual basis. For more information, please visit www.issuerdirect.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs, such as "will," "should," "would," "may," and "could," are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance, or achievements to be materially different from any anticipated results, performance, or achievements. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company's forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2018, including but not limited to the discussion under "Risk Factors" therein, which the Company will file with the SEC and which may be viewed at http://www.sec.gov/.

For Further Information:

Issuer Direct Corporation
Brian R. Balbirnie
(919)-481-4000
brian.balbirnie@issuerdirect.com

Hayden IR
Brett Maas
(646)-536-7331
brett@haydenir.com

Hayden IR
James Carbonara
(646)-755-7412
james@haydenir.com

ISSUER DIRECT CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	September 30,	December 31,
	2019	2018
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$15,807	$17,222
Accounts receivable (net of allowance for doubtful accounts of $671 and $534, respectively)	2,054	1,593
Income tax receivable	88	90
Other current assets	222	89
Total current assets	18,171	18,994
Capitalized software (net of accumulated amortization of $1,926 and $1,310, respectively)	1,361	1,957
Fixed assets (net of accumulated depreciation of $500 and $452, respectively)	329	132
Other long-term assets	193	35
Goodwill	6,051	5,032
Intangible assets (net of accumulated amortization of $4,793 and $4,219, respectively)	3,984	2,802
Total assets	$30,089	$28,952

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$397	$371
Accrued expenses	648	577
Current portion of note payable	320	320
Income taxes payable	27	83
Deferred revenue	1,566	1,249
Total current liabilities	2,958	2,600
Note payable – long-term (net of discount of $26 and $45, respectively)	294	276
Deferred income tax liability	367	413
Other long-term liabilities	51	—
Total liabilities	3,670	3,289
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, no shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively.	—	—
Common stock $0.001 par value, 20,000,000 shares authorized, 3,837,588 and 3,829,572 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively.	4	4
Additional paid-in capital	22,684	22,525
Other accumulated comprehensive loss	(37)	(17)
Retained earnings	3,768	3,151
Total stockholders' equity	26,419	25,663
Total liabilities and stockholders’ equity	$30,089	$28,952

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except share and per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2019	2018	2019	2018
Revenues	$4,019	$3,255	$12,336	$10,584
Cost of revenues	1,222	981	3,774	3,032
Gross profit	2,797	2,274	8,562	7,552
Operating costs and expenses:
General and administrative	1,229	944	3,912	2,896
Sales and marketing expenses	871	723	2,566	2,272
Product development	288	333	968	916
Depreciation and amortization	229	155	659	439
Total operating costs and expenses	2,617	2,155	8,105	6,523
Operating income	180	119	457	1,029
Interest income (expense), net	79	(1)	265	(11)
Net income before income taxes	259	118	722	1,018
Income tax expense	59	32	105	246
Net income	$200	$86	$617	$772
Income per share – basic	$0.05	$0.02	$0.16	$0.24
Income per share – fully diluted	$0.05	$0.02	$0.16	$0.23
Weighted average number of common shares outstanding – basic	3,853	3,552	3,853	3,223
Weighted average number of common shares outstanding – fully diluted	3,868	3,604	3,874	3,289

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)
(in thousands)

	For the Three Months Ended		For the Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2019	2018	2019	2018
Net income	$200	$86	$617	$772
Foreign currency translation adjustment	(7)	(10)	(20)	(43)
Comprehensive income	$193	$76	$597	$729

ISSUER DIRECT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(UNAUDITED)
(in thousands, except share and per share amounts)

	Common Stock		Additional Paid-in	Other Accumulated Comprehensive Income	Retained	Total Stockholders’
	Shares	Amount	Capital	(Loss)	Earnings	Equity
Balance at December 31, 2017	3,014,494	$3	$10,400	$34	$2,774	$13,211
Stock-based compensation expense	—	—	142	—	—	142
Exercise of stock awards, net of tax	47,626	—	161	—	—	161
Foreign currency translation	—	—	—	43	—	43
Dividends	—	—	—	—	(152)	(152)
Net income	—	—	—	—	320	320
Balance at March 31, 2018	3,062,120	$3	$10,703	$77	$2,942	$13,725
Stock-based compensation expense	—	—	144	—	—	144
Exercise of stock awards, net of tax	41,250	—	549	—	—	549
Foreign currency translation	—	—	—	(76)	—	(76)
Dividends	—	—	—	—	(153)	(153)
Net income	—	—	—	—	366	366
Balance at June 30, 2018	3,103,370	$3	$11,396	$1	$3,155	$14,555
Stock-based compensation expense	—	—	204	—	—	204
Shares issued upon acquisition of FSCwire	3,402	—	62	—	—	62
Secondary stock offering	927,418	1	13,322	—	—	13,323
Exercise of stock awards, net of tax	10,500	—	39	—	—	39
Foreign currency translation	—	—	—	(10)	—	(10)
Dividends	—	—	—	—	(155)	(155)
Net income	—	—	—	—	86	86
Balance at September 30, 2018	4,044,690	$4	$25,023	$(9)	$3,086	$28,104

Balance at December 31, 2018	3,829,572	$4	$22,525	$(17)	$3,151	$25,663
Stock-based compensation expense	—	—	137	—	—	137
Exercise of stock awards, net of tax	24,996	—	—	—	—	—
Foreign currency translation	—	—	—	(3)	—	(3)
Net income	—	—	—	—	205	205
Balance at March 31, 2019	3,854,568	$4	$22,662	$(20)	$3,356	$26,002
Stock-based compensation expense	—	—	131	—	—	131
Exercise of stock awards, net of tax	8,000	—	—	—	—	—
Foreign currency translation	—	—	—	(10)	—	(10)
Net income	—	—	—	—	212	212
Balance at June 30, 2019	3,862,568	$4	$22,793	$(30)	$3,568	$26,335
Stock-based compensation expense	—	—	127	—	—	127
Exercise of stock awards, net of tax	—	—	—	—	—	—
Stock repurchase and retirement	(24,980)	—	(236)	—	—	(236)
Foreign currency translation	—	—	—	(7)	—	(7)
Net income	—	—	—	—	200	200
Balance at September 30, 2019	3,837,588	$4	$22,684	$(37)	$3,768	$26,419

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	For the Nine Months Ended
	September 30,	September 30,
	2019	2018
Cash flows from operating activities:
Net income	$617	$772
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,261	1,034
Bad debt expense	700	150
Deferred income taxes	(46)	(15)
Non-cash interest expense (See Note 3)	19	19
Stock-based compensation expense	396	489
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(1,166)	(479)
Decrease (increase) in other assets	(117)	229
Increase (decrease) in accounts payable	26	(197)
Increase (decrease) in accrued expenses and other liabilities	(56)	(281)
Increase (decrease) in deferred revenue	321	432
Net cash provided by operating activities	1,955	2,153

Cash flows from investing activities:
Purchase of VisualWebcaster Platform	(2,788)	—
Purchase of Filing Services Canada, Inc, net of cash received	—	(1,123)
Capitalized software	(20)	(21)
Purchase of fixed assets	(302)	(48)
Net cash used in investing activities	(3,110)	(1,192)

Cash flows from financing activities:
Payment for stock repurchase and retirement	(236)	—
Proceeds from secondary stock offering	—	13,323
Proceeds from exercise of stock options, net of income taxes	—	747
Payment of dividends	—	(460)
Net cash provided by (used in) financing activities	(236)	13,610

Net change in cash	(1,391)	14,571
Cash – beginning	17,222	4,917
Currency translation adjustment	(24)	(44)
Cash – ending	$15,807	$19,444

Supplemental disclosures:
Cash paid for income taxes	$218	$46
Non-cash activities:
Right-of-use assets obtained in exchange for lease liabilities	$260	$—

SOURCE: Issuer Direct Corporation